Exhibit 99.1

SINOENERGY CORPORATION
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District
Beijing, P.R. China 100107

May 13 2009

Abax Nai Xin A Ltd.
do Abax Global Capital (Hong Kong) Limited Suite 6708, 67/F Two International Finance Centre 8 Finance Street
Central, Hong Kong SAR

Abax Jade Ltd.
c/o Abax Global Capital (Hong Kong) Limited Suite 6708, 67/F Two International Finance Centre 8 Finance Street
Central, Hong Kong SAR

CCIF Petrol Limited
Kingston Chambers, PO Box 173
Road Town, Tortola, British Virgin Islands

Re: Amendment and Waiver

Ladies and Gentlemen:

Reference is made to the indentures, both dated September 28, 2007, by and among Sinoenergy Corporation, a Nevada corporation (the "Company"), Sinoenergy Holding Limited, a British Virgin Islands corporation, DB Trustees (Hong Kong) Limited, as trustee and Deutsche Bank AG, Hong Kong Branch relating to the Company's 12% Guaranteed Senior Notes due 2012 in the aggregate principal amount of $16,000,000 (the "Fixed Rate Indenture") and its 3.0% Guaranteed Senior Convertible Notes due 2012 in the aggregate principal amount of $14,000,000 (the "Convertible Debt Indenture," and, together with the Fixed Rate Indenture, the "Indentures"). The notes issuable pursuant to the Indentures are collectively referred to as the "Notes."

Abax Nai Xin A Ltd., Abax Jade Ltd. and CCIF Petrol Limited (the "Noteholders" and each, a "Noteholder") hereby agree as follows:

1.      The Noteholders are the only holders of the Notes, and each of the Noteholders severally represents and warrants as of the date hereof that:

    (a) such Noteholder has not transferred the Notes to any third party; and

    (b)  this waiver does not violate any agreement relating to the Notes to which the Noteholders (or their predecessors) are a party.

2.     All terms defined in either or both of the Indentures and used in this amendment and waiver (this "waiver") shall have the same meanings in this waiver as in the applicable Indenture or the Indentures.

3.     The Noteholders consent that, from and after March 31, 2009, the Fixed Charge Coverage Ratio set forth in Section 4,26(1) and the Leverage Ratio set forth in Section 4.26 (2) of the Fixed Rate Indenture: the Fixed Charge Coverage Ratio set forth in the Section &Ai) and the Leverage Ratio set forth in Section 4.28(ii) of the Convertible Debt indenture shall be modified to read as follows:

(a)
A Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, of at least 1.75 to 1,00 from the Issue Date through March 31,. 2008, and 2.75 to 1.00 from April 1, 2008 through December 31, 2008, and 2.00 to 1.00 from January 1 2009 through December 31, 21)09 and 3.00 to 1.00 thereafter.

(b)
a Leverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, of not exceeding 7.5 to 1,0 from the Issue Date through March 31, 2008 and 5.0 to 1.0 from April 1, 2008 through December 31, 2008 and 6.0 to 1.0 from January 1, 2009 through December 31 2009, and 4.5 to 1.0 thereafter.

4.   The Noteholders agree that they shall not take any action to cause or declare an Event of Defauit pursuant to Sections 4.26(1) and (2) of the Fixed Rate Indenture and Section 4.28(i) and (ii) of the Convertible Debt Indenture as long as the Company is in compliance with the covenants set forth in Section 3 of this waiver.

5.   This Agreement shall he binding upon the Noteholders and any transferees or assignees of the Notes, and the Noteholders shall affix a copy of this waiver to each Note.

6.     The Noteholders agree to deliver an executed copy of this waiver to the Trustee, and will request the Trustee to execute a supplemental indenture to reflect the amendments to the covenants set forth in Section 6 of this waiver.

Please confirm your agreement with the foregoing.

SINOENERGY CORPORATION

By:           /s/ Bo Huang
Name:
Title:

AGREED TO:

ABAX NAI XIN A LTD.	ABAX JADE LTD.	CCIF PETROL LIMITED
By: /s/ Jamie Tadelis	By: /s/ Jamie Tadelis	By: /s/ Andrew Lo
Name: Jamie Tadelis Title: General Counsel	Name: Jamie Tadelis Title: General Counsel	Name: Andrew Lo Title: Authorized Representative